Exhibit 10.1

Execution Version
STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is made this 23rd day of December, 2020, by and among Cloudera, Inc., a Delaware corporation (the “Company”), and Intel Corporation, a Delaware corporation (the “Seller”).

R E C I T A L S

A. The Seller desires to sell and the Company desires to purchase 26,065,827 shares (the “Shares”) of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), for the consideration and upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and obligations contained herein, the Seller and the Company agree as follows:

1.Purchase and Sale of the Shares

1.1    General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as hereinafter defined), the Seller shall convey, assign, transfer and deliver to the Company, and the Company shall purchase and acquire from the Seller, the Shares.

1.2    Closing. The parties shall use their reasonable best efforts to effect the closing of the transactions contemplated hereby (the “Closing”) as soon as reasonably practicable. The date and time of Closing are referred to herein as the “Closing Date.”

1.3    Purchase Price. The purchase price to be paid by the Company for the Shares will be $12.05 (the “Purchase Price”). At the Closing, the Company shall deposit the Purchase Price by wire transfer of immediately available funds into an account designated by the Seller.

1.4    Closing: Delivery of Documents. At the Closing, the Seller shall deliver the Shares (via DTC book entry transfer, DWAC transfer, by delivering stock certificates or through a combination of the foregoing) to the Company.

1.5    Termination of Rights as the Stockholder. Upon payment of the Purchase Price, the Shares shall cease to be outstanding for any and all purposes, and the Seller shall no longer have any rights as a holder of the Shares, including any rights that the Seller may have had under the Company’s Certificate of Incorporation or otherwise.

2.Representations and Warranties

2.1    Representations of the Seller. The Seller hereby represents and warrants to the Company as follows:

(a)     Authority. The Seller has all necessary power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by the Seller hereunder and thereunder. The execution, delivery and performance of this Agreement by the Seller and the sale of the Shares pursuant hereto have been duly authorized. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Seller, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b)    Title to Shares. As of the Closing Date, the Seller will be the record and beneficial owner of the Shares, with good and marketable title thereto, and the sale of such Shares to the Company hereunder will transfer good and marketable title to such Shares to the Company, free and clear of all liens, claims, charges or encumbrances whatsoever.

(c)    No Conflicts or Violation. None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or compliance with any provisions hereof by the Seller, will (i) violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Seller is a party or may be bound, (ii) violate any judgment, decree, order or award of any court, governmental body or other authority to which the Seller is subject or (iii) violate any statute, regulation, ordinance or code of any foreign, federal, state or local government or other governmental department or agency.

(d)    No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively “Consent”) is required to be filed, given, obtained or taken by the Seller by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(e)    Brokers and Finders. The Seller has not entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Shares that will result in any liability on the part of the Company.

2.2    Representations of the Company. The Company hereby represents and warrants to the Seller as follows:

(a)    Authority. The Company has all necessary power and authority to execute and deliver this Agreement and each other agreement, document or instrument to be executed in connection herewith and to perform the obligations to be performed by the Company hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the purchase of the Shares by the Company pursuant hereto have been duly authorized. This Agreement and each other instrument or document to be executed in connection herewith shall, upon the execution and delivery thereof by the Company, constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the respective terms thereof, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b)    No Conflicts or Violation. None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or compliance with any provisions hereof by the Company, will (i) violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Company is a party or may be bound, (ii) violate any judgment, decree, order or award of any court, governmental body or other authority to which the Company is subject or

(iii) violate any statute, regulation, ordinance or code of any foreign, federal, state or local government or other governmental department or agency.

(c)    No Consents Required. No Consent is required to be filed, given, obtained or taken by the Company by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

(d)    Brokers and Finders. The Company has not entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the purchase of the Shares that will result in any liability on the part of the Seller.

3.    Conditions of Closing

3.1    Company’s Conditions of Closing. The obligations of the Company under this Agreement are subject to and conditioned upon the satisfaction at or prior to the Closing of each of the following conditions (unless waived by the Company in writing):

(a)    Representations and Warranties. All representations and warranties of the Seller contained in this Agreement and in any agreements or instruments to be delivered pursuant hereto shall be true and correct at and as of the Closing Date.

(b)    Performance. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including execution and delivery of the documents contemplated by this Agreement.

(c)    No Proceedings. No action, suit, investigation, or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition, or the obtaining of damages or other relief in respect of, or which is related to or arises out of, the consummation of the purchase and sale of the Shares as contemplated by this Agreement.

3.2    The Seller’s Conditions of Closing. The obligations of the Seller under this Agreement are subject to and conditioned upon the satisfaction at or prior to the Closing of each of the following conditions (unless waived by the Seller in writing):

(a)    Representations and Warranties. All representations and warranties of the Company contained in this Agreement and in any agreements or instruments to be delivered pursuant hereto shall be true and correct at and as of the Closing Date.

(b)    Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including execution and delivery of the documents contemplated by this Agreement.

(c)    No Proceedings. No action, suit, investigation or legal or administrative claim or proceeding shall be pending or threatened before any court, governmental agency or regulatory authority which may result in the restraint, prohibition, or the obtaining of damages or other relief in respect of, or which is related to or arises out of, the consummation of the purchase and sale of the Shares as contemplated by this Agreement.

4.    General

4.1    Seller’s Decision. Seller hereby represents and warrants to the Company that it is a sophisticated investor and knows that the Company may be in possession of material, nonpublic information regarding the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to Seller’s decision to sell the Shares or otherwise materially adverse to the interests of Seller, and agrees that the Company shall have no obligation to disclose such information or any other information to Seller. The Seller has relied upon its own tax, legal and financial advisors with regard to all matters relating to the sale of the Shares and not on any advice, recommendation, act or failure to act of the Company or any affiliate or other representative of the Company acting in such capacity. The Seller hereby represents and warrants to the Company that it has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has, independently and without reliance upon the Company, made its own analysis and decision to sell the Shares.

4.2    Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written agreement of the parties hereto. This Agreement may be terminated by any party hereto if the Closing shall not have occurred prior to the close of business on December 30, 2020 (the “Termination Date”); provided that this right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or a substantial contributor to the failure of the Closing to occur on or before such time. Upon any such termination, this Agreement shall become null and void and no party hereto shall have any liability hereunder; provided that no party shall be relieved of liability for breach of its representation, warranties or covenants hereunder which prevents such party from closing.

4.3    Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed delivered and received (i) if personally delivered or delivered by telecopy with electronic confirmation, when actually received by the party to whom sent, (ii) if sent via email, when transmitted or (iii) if sent by nationally recognized overnight delivery service, one day after such notice is sent to the parties at the following addresses.
If to the Company, to:

Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
Attention: Chief Legal Officer
Email: dhoward@cloudera.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA
Attention: Tad J. Freese
Fax: (650) 463-2600
Email: Tad.Freese@lw.com
If to the Seller, to:
Intel Corporation
Attn: Intel Capital Portfolio Management

2200 Mission College Blvd.
M/S RNB-6-59
Santa Clara, CA 95054-1549
Email: portfolio.manager@intel.com

with a copy (which will not constitute notice) to:
Morgan, Lewis & Bockius LLP,
2049 Century Park East, Suite 700
Los Angeles, CA 90067-3109
Attention: Christopher A. Rose
Fax: (310) 907-1001
Email: chris.rose@morganlewis.com

4.4    Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the Closing Date, upon request of another party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be requested by such other party to carry out the intent of this Agreement and to transfer and vest title to the Shares as contemplated herein.

4.5    Expenses. Whether or not the transactions contemplated hereby are consummated, the Company and the Seller each shall pay their respective fees and expenses, including but not limited to attorneys’ fees, incident to the negotiations, preparation and execution of this Agreement and the consummation of the transactions provided for herein.

4.6    Entire Agreement. This Agreement (including the agreements, exhibits and schedules referred to herein or delivered pursuant hereto, which are a part hereof for all purposes) constitutes the entire agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

4.7    Assignability. None of the parties may assign their rights or obligations hereunder without the prior written consent of the other parties and any attempt to do so shall be of no force or effect.

4.8    Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

4.9    Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

4.10    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of laws principles.

4.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

4.12    Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CLOUDERA, INC.

/s/ Jim Frankola
Name: Jim Frankola
Title: Chief Financial Officer

Intel Corporation

/s/ Abhay Gadkari
Name: Abhay Gadkari
Title: Authorized Signatory